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                           NEGOTIABLE PROMISSORY NOTE

$200,000.00                                                 HAUPPAUGE, NEW YORK
PLUS INTEREST                                                     APRIL 1, 2001

         FOR VALUE RECEIVED, the undersigned Donald Woodring, residing at 10 Bette Lane, Setauket, NY 11733 ("Maker"), hereby unconditionally promises to pay to the order of Globecomm Systems Inc., at 45 Oser Avenue, Hauppauge, New York 11788 ("GSI"), or such other place as GSI (GSI and all subsequent Holders hereof are hereinafter collectively called "Holder") or a Holder may from time to time designate in writing, in lawful money of the United States of America the principal amount of Two Hundred Thousand and 00/100 Dollars ($200,000.00) plus interest on the amount of principal outstanding from time to time at the rate of Five Percent (5.0%) per annum (the "Debt"). Interest shall commence accruing on the date hereof and be calculated on the unpaid principal balance of this Note.

         Payments of interest only in the amount of Two Thousand Five Hundred and 00/100 Dollars ($2,500.00) shall be made in seven (7) consecutive equal quarterly installments payable on the last day of each June, September, December and March, commencing June 30, 2001, with the final payment of interest, together with the entire principal, in the aggregate amount of Two Hundred Two Thousand Five Hundred and 00/100 Dollars ($202,500.00), payable on December 31, 2002.

         In the event that (i) any payment required to be paid to Holder by Maker hereunder shall not be paid within ten (10) days after written notice;
(ii) Maker shall become unable to pay his debts as they become due; (iii) Maker shall file a petition in, or otherwise take advantage of, voluntary bankruptcy, or any provision of the Federal Bankruptcy Code or the insolvency law of any jurisdiction, whether now or hereafter existing, or shall file an answer that fails to deny jurisdiction of the court or admits the material allegations in any such proceeding filed against him, or any such proceeding shall be approved and not vacated or stayed within thirty (30) days; (iv) Maker shall make an assignment for the benefit of creditors; or (v) any indebtedness incurred, assumed or guaranteed by Maker becomes due before its stated maturity or becomes due at maturity and is not paid or extended, then and in any such event, a default by Maker shall have occurred hereunder and this Note and all remaining unpaid principal provided for herein shall, become immediately due and payable, without presentment, demand, protest or notice of any kind, type or nature whatsoever, together, in each case, with accrued interest any other charges due hereunder and all costs and expenses (including, but not limited to, reasonable attorneys' fees and expenses) in connection with the enforcement of Holder's rights hereunder.

         The Maker, endorsers, guarantors and all parties to this Note hereby waive presentment for payment, demand, protest, notice of protest and notices of nonpayment, default and dishonor hereof. This Note shall be paid without claim of set-off, defense, counterclaim or deduction of any kind, type or nature or for any cause whatsoever. This Note has been executed in New York and shall be deemed a contract made under the laws of the State of New York and shall be construed and enforced in accordance with the laws of said State without giving effect to the conflicts or choice of law provisions thereof. This Note is a negotiable instrument and may be assigned freely by Holder without the consent of, or notice to, Maker; provided, however, Holder shall give written notice of the assignment of this Note prior to the next payment date.


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         This Note shall be binding upon Maker and its successors and permitted assigns, and the terms hereof shall inure to the benefit of GSI and its successors and assigns, including, but not limited to, Holder.


                                                /s/ Donald Woodring
                                             ---------------------------
                                                  Donald Woodring


STATE OF NEW YORK   )
                    )               SS.:
COUNTY OF SUFFOLK   )

         On the _____ day of ____, 200_ before me personally came Donald Woodring, residing at 10 Bette Lane, Setauket, NY 11733, to me known to be the individual described in and who executed the foregoing instrument, and acknowledged that he executed the same.


                                              ---------------------------
                                                    Notary Public